Trust Agreement
                                  Between



                         Arkansas Best Corporation

                                    And

                     Fidelity Management Trust Company







                THE ARKANSAS BEST CORPORATION AND AFFILIATES

                     EMPLOYEES' INVESTMENT TRUST NO. 1







                        Dated as of January 1, 1990



 DII0CD52  25879-1

                         TABLE OF CONTENTS


 SECTION                                                     PAGE


 1.  Trust ...................................................  2

 2.  Exclusive Benefit and Reversion of Sponsor Contributions    2

 3.  Disbursements ...........................................  3

 4.  Investment of Trust .....................................  3

 5.  Recordkeeping to Be Performed ...........................  8

 6.  Compensation and Expenses ............................... 10

 7.  Directions and Indemnification .......................... 11

 8.  Resignation or Removal of Trustee ....................... 12

 9.  Successor Trustee ....................................... 12

 10. Additional Trustees ..................................... 13

 11. Participation and Withdrawal ............................ 14

 12. Termination ............................................. 17

 13. Resignation, Removal, and Termination Notices ........... 17

 14. Duration ................................................ 18

 15.  Amendment or Modification .............................. 18

 16. General ................................................. 18

 17. Governing Law ........................................... 19



 DII0CD52  25879-1

  TRUST  AGREEMENT,  dated  as  of  the  1st  day of January, 1990, between

 ARKANSAS BEST CORPORATION, a Delaware corporation,  having  an  office  at

  1000  S.  21st  Street,  Fort  Smith, Arkansas 72901 (the "Sponsor"), and

 FIDELITY MANAGEMENT TRUST COMPANY,  a  Massachusetts trust company, having an  office  at  82 Devonshire Street, Boston,  Massachusetts  02109  (the

 "Trustee").

                            W I T N E S S E T H:

     WHEREAS, the Sponsor  wishes  to  establish a trust to hold and invest certain plan assets under the Plans specified  in Schedule I (collectively the  "Plans"  or,  individually,  "Plan")  for the exclusive  benefit  of participants in the Plans and their beneficiaries; and

     WHEREAS, the Administrative Committee (the  "Named  Fiduciary")  is  a

  named fiduciary of the Plans (within the meaning of section 402(a) of the

 Employee  Retirement  Income  Security Act of 1974, as amended ("ERISA"));

 and

     WHEREAS, the Trustee is willing  to hold and invest the aforesaid plan assets in trust among several investment  options  selected  by  the Named

 Fiduciary; and

     WHEREAS,  the  Sponsor  wishes  to  have  the  Trustee perform certain ministerial recordkeeping functions under the Plans; and

     WHEREAS,  the  Administrative Committee (the "Administrator")  is  the

 administrator of the  Plans  (within  the  meaning  of section 3(16)(A) of

 ERISA); and

     WHEREAS, the Trustee is willing to perform recordkeeping  services for the  Plans  if  the  services  are  purely ministerial in nature and  are

   provided  within  a  framework  of  plan  provisions,   guidelines   and

 interpretations conveyed in writing to the Trustee by the Administrator.

     NOW,  THEREFORE,  in  consideration  of the foregoing premises and the mutual covenants and agreements set forth  below,  the  Sponsor  and  the

 Trustee agree as follows:

 Section  1.  TRUST.   The  Sponsor  hereby  establishes  the Arkansas Best

  Corporation  and  Affiliates  Employees'  Investment  Trust  No.  1  (the

 "Trust"), with the Trustee.  The Trust adopts for accounting purposes  the fiscal year beginning January 1 of each year and ending December 31 of the same  year.  The Trust is part of the Plans.  The purpose of the Trust is

  to  fund   certain   benefits  payable  to  the  participants  and  their

 beneficiaries under the  Plans.   The  Trust  shall  consist of an initial

 contribution of money or other property acceptable to  the  Trustee in its sole  discretion, made by the Sponsor, or an Affiliated Company  eligible under Section  11 of this Agreement to make contributions to the Trust, or transferred from  a previous trustee under the Plans, such additional sums of money as shall from  time to time be delivered to the Trustee under the

  Plans, all investments made  therewith  and  proceeds  thereof,  and  all earnings  and  profits  thereon,  less  the  payments that are made by the

  Trustee  as provided herein, without distinction  between  principal  and income.  The  Trustee hereby accepts the Trust on the terms and conditions

 set forth in this  Agreement.   In accepting this Trust, the Trustee shall

 be accountable for and agrees to hold the assets received by it along with earnings thereon, subject to the  terms  and conditions of this Agreement.

 The Trust shall not contain any assets of  the  Plans held in the Arkansas

 Best Stock Fund which are invested in the Arkansas  Best  Corporation  and

 Affiliates Employees' Investment Trust No. 2 and the Trustee shall have no responsibility for such Trust.



  Section  2.  EXCLUSIVE  BENEFIT  AND  REVERSION OF SPONSOR CONTRIBUTIONS.

 Except as provided under applicable law,  no part of the Trust may be used for, or diverted to, purposes other than the  exclusive  benefit  of  the participants in the Plans or their beneficiaries prior to the satisfaction

  of   all   liabilities   with  respect  to  the  participants  and  their

 beneficiaries.

 Section 3. DISBURSEMENTS.

     (a)  The Trustee shall  make  disbursements  in the amounts and in the manner that the Administrator directs from time to time in writing, and in the  case  of  a  distribution  of  less  than the entire  account  to  a participant or beneficiary, the Administrator  shall direct the portion of the account or the amount to be distributed.  The  Trustee  shall  have no responsibility to ascertain any direction's compliance with the terms  of the  Plans  or  of  any  applicable  law or the direction's effect for tax purposes or otherwise; nor shall the Trustee  have  any  responsibility to see to the application of any disbursement.

     (b)  The  Trustee  shall  not be required to make any disbursement  in excess of the net realizable value  of the assets of the Trust at the time of the disbursement.  In the case of  a  distribution  of  less  than  the entire  account  to a participant or beneficiary, the Administrator shall provide a written direction as to the particular assets to be converted to cash for the purpose of making the distribution.

     (c)  The Trustee  shall  value  the  Trust  assets  on each "valuation date."  For this purpose, "valuation date" shall mean any  date  on  which the New York Stock Exchange is open.



 Section 4. INVESTMENT OF TRUST.

     (a)  SELECTION  OF  INVESTMENT  OPTIONS.   The  Trustee  shall have no

 responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection  with  the selection of such options.

     (b)  AVAILABLE  INVESTMENT  OPTIONS.  The Named Fiduciary shall direct the Trustee as to what investment options participants in any of the Plans may invest in, subject to the following  limitations.  The Named Fiduciary may determine to offer as investment options only (i) securities issued by the investment companies advised by Fidelity Management & Research Company

 ("Mutual Funds"), (ii) notes evidencing loans  to  participants  in any of the  Plans  in  accordance  with  the  terms  of the relevant Plan, (iii)

 guaranteed investment contracts chosen by the Trustee, and (iv) collective investment funds maintained by the Trustee for qualified  plans; provided,

 however, that the Trustee shall be considered a fiduciary with  investment discretion  only  with  respect  to  Plan  assets  that  are  invested in guaranteed  investment  contracts  chosen by the Trustee or in collective investment funds maintained by the Trustee for qualified plans.

     (c)  PARTICIPANT DIRECTION.  Each  participant  in  any  of  the Plans shall  direct  the  Trustee  in  which investment option(s) to invest the

 assets in the participant's individual  accounts.   Such directions may be

  made  by  Plan  participants  by  use  of  the telephone exchange  system maintained for such purposes by the Trustee or  its  agent,  in accordance with  the Telephone Exchange Guidelines attached hereto on Schedule  "G."

 Any directions  made  by a participant using the telephone exchange system shall be treated as a direction made in writing by the Named Fiduciary for

 purposes of Section 7 hereafter.   In  the event that the Trustee fails to

 receive a proper direction, the assets shall be invested in the securities of the Mutual Fund set forth for such purpose  on  Schedule "C," until the

 Trustee receives a proper direction.

     (d)  MUTUAL FUNDS.  Trust investments in Mutual Funds shall be subject to the following limitations:

          (i)  EXECUTION OF PURCHASES AND SALES.  Purchases  and  sales  of

     Mutual  Funds  (other than for Exchanges) shall be made on the date on which  the Trustee  receives  from  the  Sponsor  in  good  order  all information  and  documentation  necessary  to  accurately effect such purchases and sales (or in the case of a purchase, the subsequent date on which the Trustee has received Exchanges of Mutual  Funds  shall be made  in  accordance  with  the Telephone Exchange Guidelines attached hereto as Schedule "G").

          (ii)  VOTING.  At the time of mailing of notice of each annual or special stockholders' meeting  of  any  Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each participant  in any of the Plans who has shares  of  the  Mutual  Fund credited  to  the  participant's  accounts,  together  with  a  voting direction form  for  return  to  the  Trustee  or  its  designee.  The participant  shall  have  the  right to direct the Trustee as  to  the manner in which the Trustee is to  vote  the  shares  credited  to the participant's  accounts (both vested and unvested).  The Trustee shall vote the shares as directed by the participant.  The Trustee shall not vote  shares  for  which  it  has  received  no  directions  from  the participant.  With respect to all rights other than the right to vote,

     the Trustee shall  follow  the directions of the participant and if no such directions are received,  the  directions of the Named Fiduciary.

     The   Trustee   shall  have  no  duty  to  solicit   directions   from

     participants.

     (e)  NOTES.  The  Administrator  shall  act as the Trustee's agent for the purpose of holding all trust investments  in  notes  and  other  loan documentation and as such shall (i) hold physical custody of and keep safe the  notes  and other loan documents, (ii) collect and remit all principal and interest  payments  to  the  Trustee,  (iii) keep the proceeds of such loans  separate from the other assets of the  Administrator  and  clearly identify  such  assets  as  assets  of  one  of the Plans, (iv) advise the

  Trustee  of  the  date,  amount  and  payee  of the checks  to  be  drawn representing loans, and (v) cancel and surrender  the notes and other loan documentation when a loan has been paid in full.

     (f)  GUARANTEED INVESTMENT CONTRACTS.  Trust investments in guaranteed

  investment  contracts  ("GIC's")  shall  be  subject  to   the  following

 limitations:

       (i)     COMMINGLED POOL INVESTMENTS.  To the extent that  the  Named

     Fiduciary  selects  as an investment option the GIC Open-End Portfolio of the Fidelity Group  Trust  for  Employee  Benefit Plans (the "Group

     Trust"), the Sponsor hereby (A) agrees to the terms of the Group Trust

     and  adopts  said  terms  as  a  part  of  this  Agreement,   and  (B)

     acknowledges that it has received from the Trustee a copy of the Group

     Trust, the Declaration of Separate Fund for the GIC Open-End Portfolio

     of the Group Trust, and the Circular for the GIC Open-End Portfolio.

      (ii)     INDIVIDUALLY-MANAGED  INVESTMENTS.   To the extent that  the

     Named Fiduciary selects GIC's chosen by the Trustee  as  an investment option, the Sponsor hereby directs the Trustee to choose such GIC's in accordance with the Investment Guidelines for GIC Management  attached hereto as Schedule "H."

     (g)  RELIANCE OF TRUSTEE ON DIRECTIONS.

       (i)     The  Trustee  shall not be liable for any loss, or by reason of any breach, which arises  from  any  participant's exercise or non-

     exercise  of  rights  under  this Section 4 over  the  assets  in  the participant's accounts, except  to  the degree liability is imposed on the Trustee under ERISA.

      (ii)     The Trustee shall not be liable  for  any loss, or by reason of  any  breach, which arises from the Named Fiduciary's  exercise  or non-exercise  of  rights  under this Section 4, unless it was clear on their face that the actions  to  be  taken under the Named Fiduciary's directions  were prohibited by the fiduciary  duty  rules  of  section

     404(a) of ERISA  or  were  contrary  to the terms of the Plans or this

     Agreement.

     (h)  TRUSTEE POWERS.  The Trustee shall  have the following powers and authority:

       (i)     Subject to paragraphs (b), (c) and (d) of this Section 4, to sell, exchange, convey, transfer, or otherwise dispose of any property

     held  in  the Trust, by private contract or  at  public  auction.   No

     person dealing  with  the  Trustee  shall  be  bound  to  see  to  the application  of  the purchase money or other property delivered to the

     Trustee or to inquire  into  the validity, expediency, or propriety of any such sale or other disposition.

      (ii)     Subject to paragraphs  (b)  and  (c)  of  this Section 4, to invest  in guaranteed investment contracts and short term  investments

     (including  interest-bearing accounts with the Trustee or money market mutual funds  advised  by affiliates of the Trustee) and in collective investment funds maintained  by  the  Trustee  for qualified plans, in which case the provisions of each collective investment  fund in which the Trust is invested shall be deemed adopted by the Sponsor  and  the provisions thereof incorporated as a part of this Trust as long as the fund  remains exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     (iii)     To  cause  any  securities or other property held as part of the Trust to be registered  in  the Trustee's own name, in the name of one or more of its nominees, or in  the  Trustee's  account  with  the

     Depository  Trust  Company  of New York and to hold any investments in bearer form, but the books and  records  of  the  Trustee shall at all times show that all such investments are part of the Trust.

      (iv)     To keep that portion of the Trust in cash  or  cash balances as the Named Fiduciary or Administrator may, from time to  time,  deem to be in the best interest of the Trust.

       (v)     To  make,  execute,  acknowledge,  and  deliver  any and all documents of transfer or conveyance and to carry out the powers herein granted.

      (vi)     To settle, compromise, or submit to arbitration any  claims,

     debts,  or  damages  due to or arising from the Trust; to commence  or defend suits or legal  or administrative proceedings; to represent the

     Trust in all suits and legal  and  administrative hearings; and to pay all reasonable expenses arising from  any  such action, from the Trust if not paid by the Sponsor.

     (vii)     To employ legal, accounting, clerical,  and other assistance as  may be required in carrying out the provisions of  this  Agreement and to  pay  their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

    (viii)     To do  all  other  acts  although not specifically mentioned herein, as the Trustee may deem necessary  to  carry  out  any  of the foregoing powers and the purposes of the Trust.



 Section 5. RECORDKEEPING TO BE PERFORMED.

     (a)  The Trustee shall perform those recordkeeping functions described in Schedule "A" attached hereto.  These recordkeeping functions shall  be performed  within  the framework of the Administrator's written directions regarding the provisions, guidelines and interpretations of the Plans.

     (b)  The Trustee  shall  keep  accurate  accounts  of all investments,

  receipts,  disbursements,  and  other transactions hereunder,  and  shall report the value of the assets held  in  the  Trust  as of the last day of each fiscal quarter of the Trust and, if not on the last  day  of a fiscal quarter, the date on which the Trustee resigns or is removed as  provided in  Section 9 of this Agreement or is terminated as provided in Section 12

 (the  "Reporting Date").  Within thirty (30) days following each Reporting

 Date or  within  sixty (60) days in the case of a Reporting Date caused by the resignation or  removal  of  the  Trustee,  or the termination of this

 Agreement, the Trustee shall file with the Administrator a written account

  setting  forth  all  investments,  receipts,  disbursements,   and  other

  transactions  effected by the Trustee between the Reporting Date and  the prior Reporting  Date,  and setting forth the value of the Trust as of the

  Reporting Date.  Except as  otherwise  required  under  ERISA,  upon  the expiration of six (6) months from the date of filing such account with the

  Administrator,   the   Trustee   shall   have  no  liability  or  further

 accountability to anyone with respect to the  propriety  of  its  acts  or transactions  shown  in such account, except with respect to such acts or transactions as to which  the  Sponsor  shall  within  such  six (6) month period file with the Trustee written objections.

     (c)  All   records   generated  by  the  Trustee  in  accordance  with

 paragraphs (a) and (b) shall  be  open to inspection and audit, during the

  Trustee's  regular  business  hours prior  to  the  termination  of  this

  Agreement,  by  the  Administrator   or  any  person  designated  by  the

 Administrator.  Upon the resignation or  removal  of  the  Trustee  or the termination  of  this  Agreement,  the  Trustee  shall  provide  to  the

 Administrator,  at  no  expense  to  the  Sponsor, in the format regularly provided to the Administrator, a statement  of each participant's accounts as of the resignation, removal, or termination,  and  the  Trustee  shall provide  to  the Administrator or the Plans' new recordkeeper such further records as are reasonable, at the Sponsor's expense.

     (d)  The Trustee's  provision  of the recordkeeping services set forth in this Section 5 shall be conditioned  on  the  Sponsor delivering to the

 Trustee a copy of any amendment to the Plans as soon  as  administratively

   feasible   following  the  amendment's  adoption,  with,  if  reasonably

  requested,  an   IRS  determination  letter  or  an  opinion  of  counsel

 substantially in the  form of Schedule "F" covering such amendment, and on the Administrator providing  the  Trustee  on  a timely basis with all the information the Administrator deems necessary for  the  Trustee to perform the recordkeeping services and such other information as  the  Trustee may reasonably request.

     (e)  The  Administrator  shall be responsible for the preparation  and filing of all returns, reports,  and  information required of the Trust or

  Plans  by law.  The Trustee shall provide  the  Administrator  with  such information  as  the  Administrator  may  reasonably request to make these

  filings.   The  Administrator shall also be responsible  for  making  any disclosures to participants required by law including, without limitation,

 such disclosures as  may  be  required  under  federal  or state truth-in-

 lending laws with regard to participant loans.



 Section 6. COMPENSATION AND EXPENSES.  Within thirty (30)  days of receipt of  the Trustee's bill, which shall be computed and billed in  accordance with Schedule  "B" attached hereto and made a part hereof, as amended from time to time, the  Sponsor  shall  send  to  the Trustee a payment in such amount.  All expenses of the Trustee relating  directly to the acquisition and disposition of investments constituting part  of  the  Trust,  and all taxes of any kind whatsoever that may be levied or assessed under existing or  future  laws  upon  or in respect of the Trust or the income thereof,

 shall be a charge against  and  paid  from  the  appropriate participants'

 accounts.



 Section 7. DIRECTIONS AND INDEMNIFICATION.

     (a)  The Trustee shall be fully protected in relying  on the fact that the  Named  Fiduciary  and  the  Administrator  under  the Plans are  the individuals or persons named as such above or such other  individuals  or persons as the Sponsor may notify the Trustee in writing.

     (b)  Whenever  the  Administrator provides a direction to the Trustee,

 the Trustee shall not be  liable for any loss, or by reason of any breach,

 arising from the direction  if the direction is contained in a writing (or is oral and immediately confirmed  in  a writing) signed by any individual whose  name  and signature have been submitted  (and  not  withdrawn)  in writing to the Trustee by the Administrator in the form attached hereto as

 Schedule "D," provided  the  Trustee  reasonably believes the signature of the individual to be genuine.  The Trustee shall have no responsibility to ascertain any direction's (i) accuracy,  (ii) compliance with the terms of the Plans or any applicable law, or (iii)  effect  for  tax  purposes  or otherwise, except as otherwise provided by ERISA.

     (c)  Whenever  the  Named Fiduciary or Sponsor provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from  the  direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature  have  been  submitted  (and  not withdrawn)  in  writing  to the Trustee by the Named Fiduciary in the form attached hereto as Schedule  "E,"  and  (ii)  if  the  Trustee  reasonably believes the signature of the individual to be genuine, unless it is clear on  the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of section 404(a) of ERISA or would be contrary to the terms of the Plans or this Agreement.

     (d)  In  any other case, the Trustee shall not be liable for any loss,

 or by reason of  any  breach,  arising from any act or omission of another fiduciary under the Plan except as provided in section 405(a) of ERISA.

     (e)  The Sponsor shall indemnify  the  Trustee  against,  and hold the

 Trustee harmless from, any and all loss, damage, penalty, liability, cost,

 and expense, including without limitation, reasonable attorneys'  fees and disbursements, that may be incurred by, imposed upon, or asserted against the  Trustee  by reason of any claim, regulatory proceeding, or litigation arising from any  act  done  or  omitted  to  be done by any individual or person with respect to the Plans or Trust, excepting  only  any  and  all loss,  damage,  penalty,  liability,  cost and expenses, including without limitation, reasonable attorneys' fees  and  disbursements, arising solely from the Trustee's negligence or bad faith.

     (f)  The provisions of this Section 7 shall survive the termination of this Agreement.



 Section 8. RESIGNATION OR REMOVAL OF TRUSTEE.

     (a)  The Trustee may resign at any time upon  sixty  (60) days' notice in  writing to the Sponsor, unless a shorter period of notice  is  agreed upon by the Sponsor.

     (b)  The  Sponsor  say  remove the Trustee at any time upon sixty (60)

 days' notice in writing to the  Trustee, unless a shorter period of notice is agreed upon by the Trustee.



 Section 9. SUCCESSOR TRUSTEE.

     (a)  If the Office of Trustee  becomes  vacant  for  any  reason,  the sponsor  may in writing appoint a successor trustee under this Agreement.

 The successor  trustee  shall  have all of the rights, powers, privileges,

 obligations, duties, liabilities,  and  immunities  granted to the Trustee under this Agreement.  The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other  with  respect to the

 Trust.

     (b)  When  the  successor  trustee accepts its appointment under  this

 Agreement, title to and possession  of  the Trust assets shall immediately vest in the successor trustee without any  further  action  on the part of

  the  predecessor  trustee.   The  predecessor  trustee shall execute  all

 instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the  successor  trustee  to vest  title to all Trust assets in the successor trustee or to deliver all

 Trust assets to the successor trustee.

     (c)  Any  successor  of the Trustee or successor trustee, through sale or  transfer of the business  or  trust  department  of  the  Trustee  or successor  trustee, or through reorganization, consolidation or merger, or any similar  transaction,  shall,  upon  consummation  of the transaction,

 become the successor trustee under this Agreement.



 Section 10. ADDITIONAL TRUSTEES.  It is contemplated that  there  will  be several  trusts  in  effect  from time to time for purposes of the Plans.

 Trustee shall have no responsibility  with  respect  to  administration of such assets while in such other trust or trusts, and with  respect to such other trust or trusts, Trustee shall have the full protection  of  Section

 405(b)(3) of ERISA.  The Administrator may direct, in accordance with  the provisions of a Plan, that some or all of the assets of this Trust or the income  therefrom  be  transferred  to  one  of the other trusts under the

 Plans.  Any such transfer shall be treated as  a  removal  of  Trustee for purposes of this Agreement.



 Section 11. PARTICIPATION AND WITHDRAWAL.

     (a)  ELIGIBILITY.   Any  employee  benefit  plan  established  by  the

  Sponsor  or  an  Affiliated  Company  may be funded, in whole or in part,

 through the Trust if: (i) said Plan is qualified  under  Section 401(a) of the Code; (ii) said Plan is a defined contribution plan within the meaning of  Section  414(i) of the Code; (iii) the Trust is exempt from  taxation under Section 501(a)  of  the  Code;  (iv)  this  Agreement  has been duly adopted by the board of the directors of the Sponsor or by the  board  of directors of an Affiliated Company as a trust under said Plan, and, in the case of such Affiliated Company, the board of directors of the Sponsor has consented  thereto;  and (v) the terms and provisions of said Plan are not inconsistent with the  provisions of this Agreement.  "Affiliated Company"

 shall mean any company which  is  a component member of a controlled group of  corporations within the meaning  of  Section  1563(a)  of  the  Code,

 determined  without  regard  to Sections 1563(a)(4) and (e)(3)(C) thereof,

 which controlled group of corporations  includes as a component member the

  Sponsor of any Participating Company.  "Affiliated  Company"  shall  also mean  any  trade  or business under common control (as defined in Sections

 414(b) and 414(c) of  the  Code)  of  which  a  Participating Company is a member  and  any  entity required to be aggregated with  a  Participating

 Company pursuant to  regulations  under  Section  414(o) of the Code.  The

  Plans  in this Trust from time to time shall be listed  on  Schedule  "I"

 attached  hereto  and  made  a  part  of  this  Agreement.  "Participating

 Company" shall mean the Sponsor or any Affiliated Company which adopts the

 Trust.

     (b)  EFFECT  ON  ADOPTING COMPANY.  When the Trust  has  been  adopted under any Plan of any  Affiliated  Company,  such Affiliated Company shall become a Participating Company under the Trust  and  shall be bound by the decisions, actions and directions of the Sponsor, the  Named Fiduciary and the Administrator under or affecting this Agreement, and the Trustee shall be fully protected.  The Trustee shall not be required to  give  notice to or  obtain  the consent of any Participating Company with respect to  any action to be taken  by  the  Trustee  pursuant  to this Agreement, and the

 Sponsor shall have the sole authority to enforce  this Agreement on behalf of any Participating Company.

     (c)  EQUITABLE SHARES.  The Administrator shall  maintain  a  separate account  reflecting  the  Equitable  Share of each of the Plans, or parts thereof, in this Trust.  The Administrator shall account for contributions and  assets  attributable  to  each  of the  Plans  so  that  the  assets attributable  to  each  of  the  Plans  are,  at  all  times,  separately determinable, and none of the assets attributable  to one of the Plans can be  used  to pay benefits under another.  Notwithstanding  the  foregoing provisions of  this Section 11(c), Section 11(d) or any other provision of this Agreement to  the  contrary,  the  Trustee shall be vested with legal ownership of the assets comprising the Trust,  and  none  of the Plans (or any  participant  or  beneficiary  thereunder)  shall  have any claim  or interest in any specific asset of the Trust as a result of  any  manner of accounting  for  any  Plan's  interest in the Trust (or participant's  or

 beneficiary's interest in such Plan).   "Equitable  Share"  shall mean the

 interest of any Plan in this Trust.

     (d)  WITHDRAWAL.

       (i)     PROCEDURE.   Any  Participating  Company  may,  pursuant  to

     resolutions  of  its  board  of  directors,  at  any  time  by written instrument, duly executed, acknowledged and delivered to the  Trustee,

     the  Named  Fiduciary  and  the  board  of  directors  of the Sponsor,

     withdraw  from this Trust upon thirty (30) days' prior written  notice

     to the Named  Fiduciary.   Upon  receipt of such notice of withdrawal,

     the Named Fiduciary shall direct the Trustee to segregate the share of

     assets of the Trust allocable to such  Plan,  or  part  thereof.   The

     Trustee  shall  turn  over  such  assets  to  the  trustee or trustees designated  by  such  withdrawing Participating Company  as  and  when directed by the Named Fiduciary.

      (ii)     PARTIAL WITHDRAWALS.   If fewer than all of the participants

     of a Plan are affected by the withdrawal,  the  Named  Fiduciary shall certify  to  the Trustee that portion of the Equitable Share  of  such

     Plan attributable to the participants and their beneficiaries on whose account such assets are to be segregated.

     (iii)     DISQUALIFICATION   OF   PLAN.   The  Named  Fiduciary  shall

     promptly notify the Trustee if any  Plan  has  been or is likely to be disqualified  under  Section  401  of the Code.  In  that  event,  the

     Equitable Share of such Plan shall be  treated  as  a  Plan  withdrawn pursuant to this Section 11(d).

      (iv)     NO DIVERSION OF FUNDS.  In the event of the withdrawal  of a

     Plan,  neither  the  segregation and transfer of the Trust assets upon the withdrawal of a Plan,  nor  the  execution  of a new agreement and declaration of trust by such withdrawing Plan, shall operate to permit any  part of the Trust to be used for or diverted  to  purposes  other than for the exclusive benefit of the participants of such Plan.

       (v)     TRANSFER  TO  QUALIFIED  TRUST.   The  withdrawal provisions

     contained  in  this  Section  11  shall  be  applicable  only  if  the withdrawing Plan continues to cover its employees under such  Plan  or under  another  plan  qualified  under  Section 401(a) of the Code and continues  to fund its benefits under another  trust  qualified  under

     Section 501  of  the  Code.   Otherwise, the termination provisions of

     paragraph (vi) below shall apply.

      (vi)     TERMINATION.  Upon any such termination, the Named Fiduciary shall direct the Trustee to liquidate  the Equitable Share of the Plan

     under  the  Trust.   After  deducting  estimated   expenses  for  such

     liquidation and the distribution thereof, the Trustee  shall  disburse the proceeds thereof as and when directed by the Named Fiduciary.



 Section 12. TERMINATION.  This Agreement may be terminated at any time  by the  Sponsor  upon sixty (60) days' notice in writing to the Trustee.  On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver  to  such  individual  or entity as the Sponsor shall

 designate, all cash and assets then constituting  the  Trust.   If, by the

  termination date, the Sponsor has not notified the Trustee in writing  as to  whom  the  assets  and  cash  are to be transferred and delivered, the

 Trustee may bring an appropriate action or proceeding for leave to deposit

  the assets and cash in a court of competent  jurisdiction.   The  Trustee

 shall  be  reimbursed  by  the  Sponsor  for all costs and expenses of the action or proceeding including, without limitation,  reasonable attorneys'

 fees and disbursements.



 Section 13. RESIGNATION, REMOVAL, AND TERMINATION NOTICES.  All notices of resignation,  removal,  or termination under this Agreement  must  be  in writing and mailed to the  party  to  which  the  notice is being given by certified or registered mail, return receipt requested,  to  the  Sponsor,

  c/o  Jay  Davidson,  1000  South  21st  Street,  P.O. Box 48, Fort Smith,

  Arkansas  72901,  and  to  the  Trustee,  c/o,  John M. Kimpel,  Fidelity

 Investments, 82 Devonshire Street, Boston, Massachusetts 02109, or to such other  addresses  as  the  parties have notified each  other  of  in  the foregoing manner.



 Section 14. DURATION.  This Trust  shall  continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.



 Section 15. AMENDMENT OR MODIFICATION.  This  Agreement  may be amended or modified at any time and from time to time only by an instrument  executed by  both the Sponsor and the Trustee.  Notwithstanding the foregoing,  to reflect increased operating costs, the Trustee may once each calendar year amend  Schedule  "B"  without the Sponsor's consent upon seventy-five (75)

 days' written notice to the Sponsor.



 Section 16. GENERAL.

     (a)  EMPLOYMENT OF  AFFILIATES  AS  AGENTS  FOR  TRUSTEE.  The Sponsor

 acknowledges and authorizes that the Trustee may employ  its affiliates to act  as its agent in the performance of its responsibilities  under  this

 Agreement.   In  particular,  the  Sponsor  specifically  acknowledges and authorizes that the Trustee may employ Fidelity Investments  Institutional

  Operations  Company  or  its successor to perform recordkeeping functions under this Agreement.  The  expenses  and  compensation  of any such agent shall  be paid by the Trustee out of its fees described in  Schedule  "B"

 attached hereto.

     (b)  ENTIRE  AGREEMENT.   This  Agreement  contains  all  of the terms

 agreed upon between the parties with respect to the subject matter hereof.

     (c)  WAIVER.   No waiver by either party of any failure or refusal  to

 comply with an obligation  hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

     (d)  SUCCESSORS AND ASSIGNS.  The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

     (e)  PARTIAL INVALIDITY.   If  any term or provision of this Agreement

 or the application thereof to any person  or  circumstances  shall, to any extent, be invalid or unenforceable, the remainder of this Agreement,  or the  application  of  such  term  or provision to persons or circumstances other than those as to which it is  held  invalid  or unenforceable, shall not be affected thereby, and each term and provision  of  this  Agreement shall be valid and enforceable to the fullest extent permitted by law.

     (f)  SECTION  HEADINGS.   The  headings  of  the  various sections and

 subsections of this Agreement have been inserted only for  the purposes of convenience and are not part of this Agreement and shall not  be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

     (g)  BENEFITS  SUPPORTED  ONLY BY TRUST.  Any person having any  claim under any of the Plans will look  solely  to  the  Equitable Share of such

  Plan in the Trust for satisfaction.  In no event will  the  Participating

 Companies  or  any  of their officers, employees, agents, members of their boards of directors,  the  original  Trustee,  any successor trustees, the

 Named Fiduciary, the Administrator or any other  fiduciary  of  any of the

  Plans  be  liable in their individual capacities to any person whomsoever under the provisions of any of the Plans and this Trust nor do any of them guarantee in any manner the payment of benefits hereunder.



 Section 17. GOVERNING LAW.

     (a)  This   Agreement   is   being   made   in   the  Commonwealth  of

  Massachusetts,  and  the Trust shall be administered as  a  Massachusetts trust.  The validity,,  construction,  effect,  and administration of this

 Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the  extent those laws are superseded under section 514 of ERISA.

     (b)  The Trustee is not a party to the Plans, and  in the event of any conflict between the provisions of the Plans and the provisions  of  this

 Agreement  which  affects  the  Trustee's duties under this Agreement, the provisions of this Agreement shall control.



     IN WITNESS WHEREOF, the parties  hereto  have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.



                                   ARKANSAS BEST CORPORATION
 Attest:

                                   By:
 Secretary                         Vice President





                                   FIDELITY MANAGEMENT TRUST COMPANY
 Attest:

                                      By:
 Clerk                                Executive Vice President



 DII0CD52  25879-1

                     AMENDMENT TO TRUST AGREEMENT
             BETWEEN FIDELITY MANAGEMENT TRUST COMPANY AND
                       ARKANSAS BEST CORPORATION


     THIS AMENDMENT, dated as of the first day of January, 1992, by and between
  Fidelity  Management  Trust  Company  (the  "Trustee")   and   Arkansas  Best
 Corporation (the "Sponsor");

                         W I T N E S S E T H:

     WHEREAS, the Trustee and the Sponsor heretofore entered into a trust agreement dated January 1, 1990, with regard to the Arkansas Best Corporation
  Employees' Investment Plan and the ABC Treadco, Inc. Employees' Investment Plan (collectively, the "Plan"); and

     WHEREAS, the Trustee and the Sponsor now desire to amend said trust agreement as provided for in Section 13 thereof;

     Now therefore, in consideration of the above premises the Trustee and the Sponsor hereby amend the trust agreement by:

     (1) Amending Schedule "A" by adding the following at the end of the list of plan investment options:

                Fidelity Growth & Income Portfolio
                Fidelity U.S. Equity Index Portfolio

     (2) Amending Schedule "C" by adding the following at the end of the list of plan investment options:

                Fidelity Growth & Income Portfolio
                Fidelity U.S. Equity Index Portfolio

     IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.



 ARKANSAS BEST CORPORATION       FIDELITY MANAGEMENT TRUST
                                      COMPANY



 By:                                  By:
                           Date          Senior Vice President     Date



 DII0CD52  25879-1

                  SECOND AMENDMENT TO TRUST AGREEMENT
             BETWEEN FIDELITY MANAGEMENT TRUST COMPANY AND
                       ARKANSAS BEST CORPORATION


     THIS AMENDMENT, dated as of the thirteenth day of March, 1992, by and between Fidelity Management Trust Company (the "Trustee") and Arkansas Best Corporation (the "Sponsor");

                         W I T N E S S E T H:

     WHEREAS, the Trustee and the Sponsor heretofore entered into a trust agreement dated January 1, 1990, with regard to the Arkansas Best Corporation Employees' Investment Plan and the ABC Treadco, Inc. Employees' Investment Plan (collectively, the "Plans"); and

     WHEREAS, the Sponsor has informed the Trustee that the ABC Treadco, Inc. Employees' Investment Plan has changed its name to the Treadco, Inc.
 Employees' Investment Plan; and

     WHEREAS, the Trustee and the Sponsor now desire to amend said trust agreement as provided for in Section 15 thereof;

     Now therefore, in consideration of the above premises the Trustee and the Sponsor hereby amend the trust agreement to be effective April 1, 1992 by:

     (1)   Amending Schedule "I" to read as follows:

           PARTICIPATING PLANS

           <circle> Arkansas Best Corporation Employees' Investment Plan
           <circle> Treadco, Inc. Employees' Investment Plan

     (2) Amending Schedule "B" by reducing the annual participant fee as attached.


     IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Amendment to be executed by their duly authorized officers effective as of April 1,
 1992.



 ARKANSAS BEST CORPORATION       FIDELITY MANAGEMENT TRUST
                                      COMPANY



 By:                                  By:
                           Date          Senior Vice President     Date




 DII0CD52  25879-1

                       THIRD AMENDMENT TO TRUST AGREEMENT
                 BETWEEN FIDELITY MANAGEMENT TRUST COMPANY AND
                           ARKANSAS BEST CORPORATION


     THIS THIRD AMENDMENT, dated as of the 30th day of September, 1993, by and between Fidelity Management Trust Company (the "Trustee") and Arkansas Best Corporation ("the Sponsor").

                              W I T N E S S E T H:

     WHEREAS, the Trustee and the Sponsor heretofore entered into a trust agreement dated January 1, 1990, with regard to the Arkansas Best Corporation Employees' Investment Plan and the Treadco, Inc. Employees' Investment Plan (collectively, and individually, the "Plan" or the "Plans"); and

     WHEREAS, the Trustee and the Sponsor now desire to amend said trust agreement as provided for in Section 15 thereof;

     NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the trust agreement by:

     (1)   Amending the first WHEREAS clause to read as follows:

           WHEREAS, the Sponsor wishes to establish two trusts: one to hold the assets attributable to the Arkansas Best Corporation Common Stock for which First National Bank of Fort Smith serves as trustee; and the other, for which Fidelity Management Trust Company Serves as trustee, a master trust to hold and invest the remaining plan assets under the Plan for the exclusive benefit of participants in the Plan and their beneficiaries; and

     (2)   Amending the third WHEREAS clause to read as follows:

           WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets, with the exception of the Arkansas Best Corporation Common Stock, in trust among several investment options selected by the Named Fiduciary; and

     (3) Amending Section 4(b) by inserting a new Section 4(b)(iii) and renumbering the existing subsections accordingly to read as follows:

           (iii) equity securities issued by the Sponsor or an affiliate which are publicly traded and which are "qualifying employer securities" within the meaning of Section 407(d)(5) of ERISA ("Sponsor Stock"), . . .

     (4) Inserting a new Section 4(i), Sponsor Stock, for which First National Bank of Fort Smith serves as trustee to read as follows:


           Section 4(i). SPONSOR STOCK FOR WHICH FIRST NATIONAL BANK OF FORT SMITH SERVES AS TRUSTEE. Transactions involving Sponsor Stock shall be executed in accordance with the Operating Procedures attached hereto as Schedule "J."

     (5)   Amending and restating Schedules "A" and "C" as attached.

     (6)   Amending and restating Schedule "B" as attached.

     (7)   Amending and restating Schedule "G" as attached.

     (8)   Adding Schedule "J," Stock Operating Procedures, as attached.


     IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Third Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

 ARKANSAS BEST CORPORATION  FIDELITY MANAGEMENT TRUST
                                 COMPANY


 By:                             By:
                          Date                                     Date



 DII0CD52  25879-1

                      FOURTH AMENDMENT TO TRUST AGREEMENT
                 BETWEEN FIDELITY MANAGEMENT TRUST COMPANY AND
                           ARKANSAS BEST CORPORATION


     THIS FOURTH AMENDMENT, dated as of the 1st day of April, 1994, by and between Fidelity Management Trust Company (the "Trustee") and Arkansas Best Corporation ("the Sponsor");

                                  WITNESSETH:

     WHEREAS, the Trustee and the Sponsor heretofore entered into a trust agreement dated January 1, 1990, with regard to the Arkansas Best Corporation
  Employees' Investment Plan and the Treadco, Inc. Employees' Investment Plan (collectively and individually, the "Plan" or the "Plans"); and

     WHEREAS, the Trustee and the Sponsor now desire to amend said trust agreement as provided for in Section 15 thereof;

     NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the trust agreement by:

     (1)   Amending the Trust to reflect, effective January 1,  1994,  that the
           Treadco,  Inc.   Employees'  Investment  Plan  will  no  longer be a
           Participating Plan under this Agreement.

     (2) Changing the name of the Trust to be the "Arkansas Best Corporation and Affiliates Employees' Investment Trust."

     (3)   Amending  the   first  WHEREAS  clause,  as  previously  amended  on
           September 30, 1993, to read as follows:

                WHEREAS, the Sponsor wishes to establish a trust to hold and invest plan assets under the Plan for the exclusive benefit of participants and their beneficiaries; and

     (4)   Deleting the last sentence of Section 1.

     (5)   Amending the first sentence of Section 4(b)(i) to read as follows:

           (i)  Subject to paragraphs (b), (c), (d) and (i) of this Section 4.

     (6) Amending and restating Section Q), in its entirety, to read as follows:

           (i) SPONSOR STOCK. Trust investments in Sponsor Stock shall be made via the Arkansas Best Corporation Common Stock Fund. In order to provide the necessary monies for exchanges or redemptions from the Arkansas Best Corporation Common Stock Fund, the Sponsor agrees that the Plan shall maintain a liquidity reserve allocated to such investment option in the Fidelity Institutional Cash Portfolios:
           Money Market Portfolio: Class A or such other Mutual Fund or commingled money market pool as agreed to by the Sponsor and Trustee. A cash target range shall be determined in conjunction with the Sponsor for the cash portion of the Arkansas Best Corporation Common Stock Fund. The Trustee is responsible for ensuring that the actual cash held in the Arkansas Best Corporation Common Stock Fund falls within the agreed upon range over time. Each participant's proportional interest in the Arkansas Best
           Corporation Common Stock Fund shall be measured in units of participation, rather than shares of Sponsor Stock. Such units shall represent a proportionate interest in all of the assets of the Arkansas Best Corporation Common Stock Fund, which includes shares of Sponsor Stock, short-term investments and at times, receivables for dividends and/or Sponsor Stock sold and payables for Sponsor Stock purchased. A Net Asset Value ("NAV") per unit will be determined daily for each unit outstanding of the Arkansas Best Corporation Common Stock Fund. The return earned by the Arkansas Best Corporation Common Stock Fund will represent a combination of the dividends paid on the shares of Sponsor Stock held by the Arkansas Best Corporation Common Stock Fund, gains or losses realized on sales of Sponsor Stock, appreciation or depreciation in the market price of those shares owned, and interest on the short-term investments held by the Arkansas Best Corporation Common Stock Fund. Dividends received by the Arkansas Best Corporation Common Stock Fund are reinvested in additional shares of Sponsor Stock. Investments in Sponsor Stock shall be subject to the following limitations:

                (i) ACQUISITION LIMIT. Pursuant to the Plan, the Trust may be invested in Sponsor Stock to the extent necessary to comply with investment directions under Section 4(c) of this Agreement, subject to the liquidity reserve requirements of this Section 4(i).

                (ii) FIDUCIARY DUTY. The Sponsor shall continually monitor the suitability under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA) of offering Sponsor Stock as an option for participant directed investments under the Plan. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the directions of the Sponsor with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of the Plan or this Agreement. To the extent provided by Section 404(c) of ERISA, neither the Trustee nor any other fiduciary shall be liable for any loss, or by reason of any breach, which results from a participant's exercise of control over the assets in his accounts.

                (iii) EXECUTION OF PURCHASES AND SALES. (A) Purchases and sales of Sponsor Stock (other than for exchanges) shall be made on the open market on the date on which the Trustee receives from the Sponsor in good order all information and documentation necessary to accurately effect such purchases and sales in accordance with participant directions (or, in the case of purchases, the subsequent date on which the Trustee has received a wire transfer of the funds necessary to make such purchases). Exchanges of Sponsor Stock shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "G." Such general rules shall not apply in the following circumstances:

                      (1) If the Trustee is unable to determine the number of shares required to be purchased or sold on such day; or

                      (2) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

                      (3) if the Trustee is prohibited by the Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

           In  the  event of the occurrence of the circumstances  described  in
           (1), (2), or (3) above, the Trustee shall purchase or sell such shares as soon as possible thereafter and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow directions from the Named Fiduciary to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Named Fiduciary.

                (B) USE OF AN AFFILIATED BROKER. The Sponsor hereby authorizes the Trustee to use Fidelity Brokerage Services, Inc. ("FBSI") to provide brokerage services in connection with any purchase or sale of Sponsor Stock in accordance with directions from Plan participants. FBSI shall execute such directions directly or through its affiliate. National Financial Services Company ("NFSC"). The provision of brokerage services shall be subject to the following:

                      (1) As consideration for such brokerage services, the Sponsor agrees that FBSI shall be entitled to remuneration under this authorization provision in the amount of three and one-half cents ($.035) commission on each share of Sponsor Stock. Any change in such remuneration may be made only by a signed agreement between Sponsor and Trustee.

                      (2) Following the procedures set forth in Department of Labor Prohibited Transaction Class Exemption 86-128, the Trustee will provide the Sponsor with the following documents: (1) a description of FBSI's brokerage placement practices; (2) a copy of PTCE 86-128; and (3) a form by which the Sponsor may terminate this authorization to use a broker affiliated with the Trustee. The Trustee will provide the Sponsor with this termination form annually, as well as an annual report which summarizes all securities transaction-related charges incurred by the Plan, and the Plan's annualized turnover rate.

                      (3) Any successor organization of FBSI, through reorganization, consolidation, merger or similar transactions, shall, upon consumption of such transaction, become the successor broker in accordance with the terms of this authorization provision.

                      (4) The Trustee and FBSI shall continue to rely on this authorization provision until notified to the contrary. The Sponsor reserves the right to terminate this authorization upon sixty (60) days written notice to FBSI (or its successor) and the Trustee, in accordance with Section 11 of this Agreement.

           (iv) SECURITIES LAW REPORTS. The Sponsor shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases mr sales of Sponsor Stock pending the Ming of any report. The Trustee shall provide to the Sponsor such information on the Trust's ownership of Sponsor Stock as the Sponsor may reasonably request in order to comply with Federal or state securities laws.

           (v) VOTING AND TENDER OFFERS. Notwithstanding any other provision of this Agreement the provisions of this Section shall govern the voting and tendering of Sponsor Stock. The Sponsor, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock.

                 (A)  VOTING.

                      (1) When the issuer of the Sponsor Stock files preliminary proxy solicitation materials with the Securities and Exchange Commission, the Sponsor shall cause a copy of all materials to be simultaneously sent to the Trustee. Based on these materials the Trustee shall prepare a voting instruction form. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of the Sponsor Stock, the Sponsor shall cause a copy of the notice and all proxy solicitation materials to be sent to each Plan participant with an interest in Sponsor Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the proportional interest in the number of full and fractional shares of Sponsor Stock credited to the participant's accounts held in the Arkansas Best Corporation Common Stock Fund as of the record date. The Sponsor shall provide the Trustee with a copy of any materials provided to the participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to participants.

                      (2) Each participant with an interest in the Arkansas Best Corporation Common Stock Fund shall have the right, acting in the capacity of a named fiduciary within the meaning of section 402 of ERISA, to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Sponsor Stock reflecting such participant's proportional interest in the Arkansas Best Corporation Common Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or by mailgram or similar means. These individual directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock reflecting the participant's proportional interest in the Arkansas Best Corporation Common Stock Fund as directed by the participant. The Trustee shall not vote shares of Sponsor Stock reflecting a participant's proportional interest in the Arkansas Best Corporation Common Stock Fund for which it has received no direction from the participant.

                      (3) The Trustee shall vote that number of shares of Sponsor Stock not credited to participants' accounts which is determined by multiplying the total number of shares not credited to participants' accounts by a fraction of which the numerator is the number of shares of Sponsor Stock reflecting such participants' proportional interest in the Arkansas Best Corporation Common Stock Fund credited to participants'
     accounts for which the Trustee received voting directions from participants and of which the denominator is the total number of shares of Sponsor Stock reflected in the proportional interests of all participants under the Plan. The Trustee shall vote those shares of Sponsor Stock not credited to participants' accounts which are to be voted by the Trustee pursuant to the foregoing formula in the same proportion on each issue as it votes those shares reflecting participants' proportional interest in the Arkansas Best Corporation Common Stock Fund for which it received voting directions from participants. The Trustee shall not vote the remaining shares of Sponsor Stock not credited to participants' accounts.

          (B)  TENDER OFFERS.

     (1)  Upon commencement  of  a  tender offer for any securities held in
 the Trust that          are Sponsor  Stock.  The Sponsor shall notify each
  Plan participant with an interest in such Sponsor Stock of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to the participant the same information that is distributed to shareholders of the issuer of Sponsor Stock in connection with the tender offer, and, after consulting with the Trustee, shall provide and pay for a means by which the participant may direct the Trustee whether or not to tender the Sponsor Stock reflecting such participants proportional interest in the Arkansas Best Corporation Common Stock Fund (both vested and unvested). The Sponsor shall provide the Trustee with a copy of any material provided to the participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to participants.

               (2) Each participant shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Sponsor Stock reflecting such participant's proportional interest in the Arkansas Best Corporation Common Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Sponsor under the preceding paragraph. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. Me Trustee shall tender or not tender shares of Sponsor Stock as directed by the participant. The Trustee shall not tender shares of Sponsor Stock reflecting a participant's proportional interest in the Arkansas Best Corporation Common Stock Fund for which it has received no direction from the participant.

               (3)  The  Trustee  shall  tender  that  number of shares  of
     Sponsor Stock not credited to participants' accounts which is determined by multiplying the total number of shares of Sponsor Stock not credited to participants' accounts by a fraction of which the numerator is the number of shares of Sponsor Stock reflecting participants' proportional interests in the Arkansas Best Corporation Common Stock Fund for which the Trustee has received directions from participants to tender (which directions have not been withdrawn as of the date of this determination and of which the denominator is the total number of shares of Sponsor Stock reflected in the proportional interests of all participants under the Plan.

               (4) A participant who has directed the Trustee to tender some or all of the shares of Sponsor Stock reflecting the participant's proportional interest in the Arkansas Best Corporation Common Stock Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the participant's proportional interest, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Sponsor Stock not credited to participants' accounts have been tendered, the Trustee shall redetermine the number of shares of Sponsor Stock that would be tendered under Section 4(e)(v)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Sponsor Stock not credited to participants' accounts necessary to reduce the amount of tendered Sponsor Stock not credited to participants' accounts to the amount so redetermined. A participant shall not be limited as to the number of directions to tender or withdraw that the participant may give to the Trustee.

                    (5) A direction by a participant to the Trustee to tender shares of Sponsor Stock reflecting the participant's proportional interest in the Arkansas Best Corporation Common Stock Fund shall not be considered a written election under the Plan by the participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each proportional interest of the participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of
     Sponsor Stock tendered from that interest. Pending receipt of directions (through the Administrator) from the participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the Mutual Fund described In Schedule "C."

               (vi) SHARES CREDITED. For all purposes of this Section, the number of shares of Sponsor Stock deemed "credited" or "reflected" to a participant's proportional interest shall be determined as of the last preceding valuation date. The trade date is the date the transaction is valued.

               (vii) GENERAL. With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock credited to a participant's proportional interest in the Arkansas Best Corporation Common Stock Fund, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from participants. With respect to all rights other than the right to vote and the right to tender, in the case of Sponsor Stock not credited to participants' accounts, the Trustee shall follow the directions of the Named Fiduciary.

               (viii) CONVERSION. All provisions in this Section 4(i) shall also apply to any securities received as a result of a conversion of Sponsor Stock.

     (7)  Amending and restating Schedule "B" as attached.

     (8)  Amending and restating Schedule "G" as attached.

     (9)  Deleting Schedule "J," Stock Operating Procedures.


     IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Fourth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.


 ARKANSAS BEST CORPORATION    FIDELITY MANAGEMENT TRUST COMPANY


 By:           By:
             Date   Senior Vice President                    Date
 Title:



 DII0CD52  25879-1

                 FIFTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                     FIDELITY MANAGEMENT TRUST COMPANY AND
                           ARKANSAS BEST CORPORATION

      THIS FIFTH AMENDMENT, dated as of the first day of November, 1995, by and between Fidelity Management Trust Company (the "Trustee") and Arkansas Best Corporation (the "Sponsor");

 WITNESSETH:
      WHEREAS, the Trustee and the Sponsor heretofore entered into a trust agreement dated January 1, 1990, with regard to the Arkansas Best Corporation Employees' Investment Plan (the "Plan"); and

      WHEREAS, the Trustee and the Sponsor now desire to amend said trust agreement as provided for in Section 15 thereof;

      NOW, THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the trust agreement by:

      (1)   Inserting a new WHEREAS clause to read as follows:

                  WHEREAS, effective October 2, 1995, the sponsor has directed the Trustee to accept the assets of the Carolina Freight Corporation Employee Savings and Protection Plan and the Complete Leasing Concepts, Inc. Employee Savings and Profit Sharing Plan and to recordkeep such assets as a division of the Arkansas Best Corporation Employees' Investment Plan in accordance with this Trust Agreement.

      (2)   Restating Schedule "I" as follows:

                                  SCHEDULE "I"

 PARTICIPATING PLANS
            Arkansas Best Corporation Employees' Investment Plan

            IDI 401(k) Savings Plan

            Carolina Freight Corporation Employee Savings and Protection Plan

            Complete Leasing Concepts, Inc. Employee Savings and Profit Sharing Plan


      IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Fifth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

 ARKANSAS BEST CORPORATION    FIDELITY MANAGEMENT TRUST COMPANY

 By: ______________________________ By:____________________________________

 Title: _____________________________ Title:
 ___________________________________

 Date: _____________________________ Date:____________________________________



 DII0CD52  25879-1